                                                                     Exhibit 4.2

                        SPACE APPLICATIONS CORPORATION
                      NONQUALIFIED STOCK OPTION AGREEMENT
                                  [EMPLOYEE]

     THIS AGREEMENT ("Agreement") is entered into this ______ day of _________, by and between SPACE APPLICATIONS CORPORATION, a California corporation (hereinafter the "Corporation") and _________________________ (hereinafter the "Employee").

All capitalized items not otherwise defined herein have the same meaning as set forth in the Space Applications Corporation Nonqualified Stock Option Plan adopted by the Board of Directors of the Corporation on June 15, 1995 (the "Plan"). If Employee is an employee of a subsidiary of the Corporation, the term "Corporation" shall include such subsidiary corporation where the context so requires.

1.   Grant of Option:
     ---------------

     (a) Shares Optioned: Option Price: Time and Method of Exercise.  In
         ----------------------------------------------------------
conformity with the Plan, and pursuant to action of the Committee charged with the administration thereof, the Corporation hereby evidences and confirms its grant to the Employee, effective on the date hereof, of an option (the "Option") to purchase, on the terms and conditions and subject to any limitations hereinafter set forth, an aggregate of shares of the common stock of the Corporation (the "Stock"), at an exercise price of $_______ per share, which is the Book Value Per Share of Common Stock (as defined in the Plan) on the date of grant.
     The term "first exercise date" is defined to be for purposes of this Agreement, the date which is ____________ from the date the Option is granted and the second and third exercise dates shall be, respectively, the dates which are ____________ and ____________ from the first exercise date.
     Employee may exercise Employee's Option as follows:
          (i) From the first exercise date to the second exercise date, Employee may exercise Employee's Option for ________ shares.
          (ii) From the second exercise date to the third exercise date, the Employee may exercise Employee's Option for additional shares;
          (iii) From the third exercise date the Employee may exercise Employee's Option for all the optioned shares for which Options have not previously been exercised.
     The right to purchase optioned shares is cumulative so that once Employee becomes entitled pursuant to the foregoing to purchase optioned shares, Employee may purchase such shares at any time prior to _________. No partial exercise of such Option may be for less than full shares. In no event may any Options be exercised after ___________.
     In order to exercise the Option, the Employee must provide payment in full (unless excused from payment in full pursuant to Paragraph 2 below) to the Corporation; the payment shall be given in the manner specified in Paragraph 2 below and the Employee shall specify in writing the number of shares with respect to which the Option is being exercised. The Corporation shall not be required to issue fractional shares.

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     (b) Retirement, Permanent Disability or Death of an Employee. In the event
         --------------------------------------------------------
of Employee's retirement as an employee of the Corporation, the Employee's Options or any unexercised portion thereof, to the extent they were exercisable on the date of retirement, shall be exercisable by the Employee or by his or her personal representative, heir or legatee at any time prior to the expiration of one hundred twenty (120) days from the date of retirement. In the event of an Employee's permanent disability or death while an employee of the Corporation, the Employee's Options or any unexercised portion thereof, to the extent they were exercisable on the date of permanent disability or death, shall be exercisable by the Employee or by his or her personal representative, heir or legatee at any time prior to the expiration of one hundred eighty (180) days from the date of permanent disability or death. For purposes of this paragraph, the determination of whether Employee is permanently disabled shall be made by the Committee, based upon relevant medical information.

     (c) Termination of Employment.  If the employment of Employee with the
         -------------------------
Corporation terminates for any reason other than (i) his or her death, permanent disability or retirement, or (ii) as a result of a surviving or substitute corporation substituting its stock, or that of its parent or subsidiary, for stock of the Corporation subject to the Option, then any unexercised portion of the Employee's Options, to the extent they were exercisable on the date of termination, shall be exercisable by the Employee at any time prior to the expiration of thirty (30) days from the date of termination. A leave of absence approved by the Committee shall not be deemed to be a termination of employment unless the Committee shall terminate its approval, in which case Employee may exercise his or her Options at any time within thirty (30) days from the date of termination of such approval.

     (d) Financial Statements.  Each year following the close of the fiscal year
         --------------------
of the Corporation, Employee, if Employee so requests, shall be provided with financial statements for the Corporation for the previous fiscal year when such financial statements are generally available.

2.   Deferred Payment:
     ----------------

     Employee shall pay the exercise price in full in cash, by surrendering previously issued shares of common stock or options to purchase shares of common stock of the Corporation, valued at the Book Value Per Share of Stock, or by good personal check upon giving the notice of exercise of the Option unless the Corporation and Employee have agreed in writing (there being no obligation of the Corporation to so agree) that all or part of the exercise price may be paid by Employee in installments in the manner provided for in such agreement. The "Book Value Per Share of Stock" means the shareholders' equity of the Corporation as determined by the last audited financial statements of the Corporation issued prior to the event requiring that Book Value Per Share of Stock be computed, divided by the number of shares of Stock outstanding, as of the last day of the fiscal year reflected in such financial statements. In computing Book Value Per Share of Stock, no adjustment shall be made for outstanding options, warrants or unexercised rights to purchase Stock or shares of stock issued or repurchased following the last day of the fiscal year reflected in such financial statements.

3.   Repurchase of Stock:
     -------------------


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     (a) Restrictions on Transfer.  Employee, Employee's heirs, legatees,
         ------------------------
executors, administrators and personal representatives, will not at any time sell or offer to sell, transfer by gift or otherwise, pledge or otherwise encumber, any or all of the Stock acquired pursuant to the exercise of the Option without first complying with the provisions of this Paragraph 3. The certificate or certificates representing the shares may, in the discretion of the Committee or the Board, bear legends referring to such provisions and conditions.

     (b) Notice of Proposed Sale.  Should Employee desire during Employee's
         -----------------------
lifetime, and whether or not Employee is then employed by the Corporation, to sell any of Employee's shares of Stock, or any interest in such shares, Employee shall first offer to the Corporation the right to purchase such shares by serving written notice in the manner prescribed in Paragraph 13 (the "Notice"). The Notice must specify: (1) the name and address of the person or firm to whom Employee intends to sell the shares or interest in the shares; (2) the number of shares or the interest in shares Employee proposes to sell; (3) the price or amount per share to be paid to Employee for the proposed sale; and (4) all other terms and conditions of the proposed sale. This Notice may, at the election of Employee, specify that Employee desires to sell the shares directly to the Corporation, in which event the price specified in the Notice shall be the Book Value Per Share of Stock for each share of Stock offered for purchase.

     (c) The Corporation's Option to Purchase.  The Committee shall have sixty
         ------------------------------------
(60) days after Notice by Employee is received by it to determine whether the Corporation or its assignee shall purchase the shares of Stock specified in the Notice at the price specified in that Notice, or at the Book Value Per Share of Stock, whichever is lower. The payment terms of such purchase shall be, at the election of the Corporation, as set forth in the Notice or in annual installments over a period not to exceed five (5) years bearing interest at the Applicable Federal Rate ("Applicable Federal Rate") as determined pursuant to
(S)1274(d) of the Internal Revenue Code, as amended (the "Code").

     (d) Exercise of Option by the Corporation.  Should the Corporation or its
         -------------------------------------
assignee, within the time specified in Paragraph 3(c), elect to purchase all or a portion of the shares of Stock specified in the Notice, the Secretary of the Corporation shall promptly give written notice of that fact to Employee.

     Within ninety (90) days thereafter, and upon delivery to it of the certificate or certificates representing the shares of Stock specified in the Notice duly endorsed for transfer, the Corporation or its assignee shall deliver to Employee any cash, notes or other instruments required to consummate the purchase of such shares; the Corporation may, in its discretion and in full payment of the purchase price, deliver to Employee a promissory note bearing interest at the Applicable Federal Rate.

     (e) Failure of the Corporation to Exercise Option.  Except in the case of
         ---------------------------------------------
an offer to sell to the Corporation, should the Corporation fail to purchase, within the time and in the manner set forth above, all the shares specified in the Notice, Employee shall have the right, subject to the conditions set forth below, to sell Employee's remaining shares to the person and in accordance with all of the terms and conditions set forth in the Notice for a period of sixty
(60) days from the last date which the Corporation was entitled to exercise its rights to purchase such shares. The right of Employee to sell shall be conditioned upon the execution by the transferee of an agreement to be bound by the restrictions on transfer and the Corporation's right to repurchase set forth in this

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Agreement. In the event Employee does not sell such shares pursuant to the terms set forth in the Notice within the time prescribed herein, no sale may take place without further compliance with the terms of this Paragraph 3.

     (f) Transfer Upon Discontinuance of Employment.  Within sixty (60) days of
         ------------------------------------------
the discontinuance of employment of Employee with the Corporation, under any and all circumstances, whether voluntary or involuntary, with or without cause,
                                                     ----
except retirement, permanent disability or death, and within sixty (60) days of the termination by the Committee of approval of a leave of absence, Employee hereby offers, and the Corporation shall have the option to buy, all of the Stock acquired on the exercise of Options at the higher of the exercise price paid by Employee for the Stock or the Book Value Per Share of Stock for each share of Stock purchased, subject to the same terms and conditions as set forth in this Paragraph 3. Such purchase price may be paid in cash or by the delivery of the promissory note reflecting the terms referred to in Paragraph (c) of this Paragraph 3. A leave of absence approved by the Committee shall not be deemed to be a termination of employment unless the Committee shall terminate its approval.

     (g) Retirement, Permanent Disability or Death of Employee.  Within (i) one
         -----------------------------------------------------
hundred fifty (150) days after the retirement of Employee, or (ii) two hundred ten (210) days after the death or permanent disability of Employee, the Corporation shall have the right, but not the obligation to, at the higher of the exercise price paid by Employee for the Stock or the Book Value Per Share of Stock, repurchase from Employee or Employee's estate all of the Stock acquired by the exercise of Options hereunder owned by Employee or Employee's estate, personal representative, heir or legatee. Such purchase price may be paid in cash or by delivery of the promissory note reflecting the terms referred to in Paragraph (c) of this section. No transfer of an Option by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and such other evidence, if any, as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement.

     (h) Stock Vested in Spouse.  Upon the death of Employee, should Employee's
         ----------------------
spouse become the owner of all or a part of Employee's shares, Employee's spouse shall sell, and the Corporation shall, at the higher of the exercise price paid by Employee for the Stock or the Book Value Per Share of Stock, repurchase from the spouse, all of the Stock acquired on the exercise of Options to which title shall have vested in the spouse upon and pursuant to the death of Employee. Such purchase shall be deemed to take place simultaneously with the initial payment for the purchase of the Stock from the estate of Employee. Such purchase price may be paid in cash or by delivery of the promissory note reflecting the terms referred to in Paragraph (c) of this Paragraph 3.

     (i) Termination Upon Public Trading of Stock or Acquisition of Corporation.
         ----------------------------------------------------------------------
In the event of (i) the consolidation of the Corporation into another corporation; (ii) any merger in which the Corporation is not the surviving corporation or in which the shareholders of the Corporation immediately prior to such merger do not continue to hold Stock of the Corporation or the surviving corporation immediately after the merger; (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) the Corporation receiving an opinion of counsel that it is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, as well as a determination by the Committee that a liquid public market exists for the Stock, then the restrictions on transferability of

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and the right and/or obligation to repurchase the Stock set forth in this
Paragraph 3 shall terminate. The provisions of this Paragraph 3 shall not apply to a merger or other reorganization the principal purpose of which is to change the state of incorporation of the Corporation.

     (j) Transfer to Trust.  Notwithstanding any provision to the contrary
         -----------------
contained in this Paragraph 3, Employee may transfer all or any part of the Stock acquired pursuant to the exercise of an Option to a living trust created by Employee (and such trust may retransfer such shares to Employee), provided that (i) Employee is a grantor of such trust; (ii) the beneficiaries of such trust are members of Employee's immediate family; and (iii) such trust and the transfer of Stock thereto are revocable by Employee during Employee's lifetime. For purposes of this Paragraph 3(j), "immediate family" shall be defined as a spouse or domestic partner at the time of such transfer, mother, father, child, grandchild, brother or sister of Employee or Employee's spouse or domestic partner. Any reference in this Agreement to Stock held by an Employee shall include Stock transferred to Employee's revocable living trust pursuant to the terms of this Paragraph 3(j).

4.   Nonassignability of Option:
     --------------------------

     Except as otherwise provided in Paragraph 1 or this Paragraph 4, the Option granted hereunder and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby which attachment is not removed within ten (10) days of the levy thereof, such Option and the rights and privileges conferred hereby shall immediately terminate and become null and void. Notwithstanding the above, Employee may transfer all or any part of the Options acquired to a living trust created by Employee (and such trust may re-transfer such shares to Employee), provided that (i) Employee is a grantor of such trust; (ii) the beneficiaries of such trust are members of Employee's immediate family; and (iii) such trust and the transfer of the Options thereto are revocable by Employee during Employee's lifetime. For purposes of this Paragraph 4, "immediate family" shall be defined as a spouse or domestic partner at the time of such transfer, mother, father, child, grandchild, brother or sister of Employee or Employee's spouse or domestic partner.

5.   No Interim Rights:
     -----------------

     Employee shall have no rights as a stockholder with respect to any shares covered by the Option until Employee shall become the holder of record of such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date upon which Employee shall become the holder of record thereof, except as expressly provided in Paragraphs 7 and 8 hereof.

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6.   Changes in Corporation:
     ----------------------

     The existence of the Option granted hereby shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer or spin-off of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

7.   Stock Dividend, Subdivision, Reclassification, Conversion:
     ---------------------------------------------------------

     The shares with respect to which the Option is granted are shares of the common stock of the Corporation as presently constituted, but if, and whenever, prior to the delivery by the Corporation of all of the shares of the common stock in respect to which the Option is granted, the Corporation shall effect the payment of a stock dividend on common stock payable in shares of common stock, a subdivision or combination of the shares of the common stock, or a reclassification of the common stock (whether pursuant to a merger in which the Corporation is the surviving entity, or otherwise), the number and price of shares remaining under option shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option. Except as hereinbefore expressly provided, the declaration and pay ment by the Corporation of any dividend, payable in cash or property; and the issue by the Corporation or a subsidiary corporation of shares of stock of any class, or shares of stock, obligations, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations or securities of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

8.   Merger or Consolidation:
     -----------------------

     Upon the dissolution or liquidation of the Corporation, or the consolidation of the Corporation into another corporation, or upon any merger (except a merger the principal purpose of which is to change the state of incorporation of the Corporation) in which the Corporation is not the surviving corporation or in which the shareholders of the Corporation immediately prior to such merger do not continue to hold Stock of the Corporation or the surviving corporation immediately after the merger, or upon the sale of all or substantially all the Corporation's assets, the Option shall terminate, but Employee shall have the right, prior to such dissolution, liquidation, merger, consolidation or sale, to exercise Employee's Option to the extent it shall not have previously been exercised, subject, however, to any limitation on the exercise of the Option in effect on the date of exercise. In the event of such consolidation, merger or sale of assets, the Corporation or the surviving, substitute or purchasing corporation may, in its discretion, and in the case of a merger the principal purpose of which is to change the state of incorporation of the Corporation will substitute or cause to be substituted a new option for Employee's Option. In such event, the new option shall be applicable to the stock of the surviving or substitute or purchasing corporation (or its parent or subsidiary corporation) and such new option shall contain such terms and provisions as shall be required in order to be not less favorable to Employee than those contained in Employee's prior option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

9.   Investment Purpose:
     ------------------

     At the time of any exercise of the Option, the Corporation may, if it shall deem it necessary or desirable for any reason including, without limitation, any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require Employee, or Employee's personal representative, or the executor of Employee's will or the administrator of Employee's estate, and the person or persons to whom the Option shall have been or is to be transferred by such executor or administrator pursuant to will or the laws of descent and distribution, or any of them, to represent in writing to the Corporation that it is Employee's or such person's or persons' then intention to acquire the shares covered by the Option for investment and not with a view to the sale or distribution thereof (except that the executor of Employee's will or the administrator of Employee's estate may distribute such shares to the persons entitled thereto unless such distribution would violate any law or regulation of any governmental authority and subject to the good faith written representation by such distributes that it is the distributee's then intention to acquire the shares for investment and not with a view to the sale or distribution thereof). In such event, no shares shall be issued to Employee or such other person or persons pursuant to the exercise of the Option unless and until the Corporation is satisfied with the correctness of such representation. The Corporation may at any time or from time to time provide to Employee or such other person or persons, with respect to the shares acquired under such an investment verification, the Corporation's consent to the transfer of all or any part of such shares in such manner and under such circumstances as the Corporation may determine. In addition to the foregoing, Employee and such other person or persons, shall, with respect to all of the shares covered by the Option, cooperate with the Corporation (including without limitation taking such action and refraining from such action as the Corporation in its sole discretion may direct), in complying with all applicable requirements of law and all applicable requirements of any stock exchange on which the Corporation's stock may be listed, which requirements of law and of such stock exchange are, in the sole discretion of the Corporation, applicable in connection with the Option or the shares covered by the Option, including without limitation those which are applicable to the exercise of the Option, or the disposition of the shares covered by the option.

10.  Disputes:
     --------

     As a condition of the granting of the Option, Employee, for Employee and Employee's heirs, personal representatives, legatees, successors and assigns, agrees that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any other determination, interpretation or other action made or taken in connection with or pursuant to this Agreement by the Committee shall be final and binding and conclusive for all purposes.

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11.  Laws and Regulations:
     --------------------

     Notwithstanding any of the provisions hereof, Employee agrees that Employee will not exercise the Option, and that the Corporation will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by Employee or by the Corporation of any provision of any law or regulation of any governmental authority or any requirement of any stock exchange on which the Corporation's stock may be listed. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Corporation shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or any regulation of any governmental authority or to be freely tradable.

12.  Notices:
     -------

     All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when (i) delivered personally or by facsimile transmission equipment, or (ii) mailed to the parties entitled thereto, registered or certified mail, postage prepaid, if to Employee or Employee's personal representative, heir, legatee or spouse at the address set forth after Employee's signature to this Agreement or if to the Corporation at the following address (or to such address designated in writing by one party to the other):
                        SPACE APPLICATIONS CORPORATION
                     200 East Sandpointe Avenue, Suite 200
                          Santa Ana, California 92707
                             Attention: Secretary


13.  Successors:
     ----------

     Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation. Whenever the word "Employee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the Option or Stock, in accordance with the provisions of Paragraphs 1, 3 or 4 hereof may be transferred, the word "Employee" shall be deemed to include such person or persons.

14.  Changes in Law or Regulations:
     -----------------------------

     If the provisions of any law or regulation now in effect of any governmental authority applicable to the Option or to the exercise thereof or the disposition of shares acquired pursuant thereto are hereafter amended or terminated or new or additional provisions of any law or regulation are hereafter enacted or adopted which either eliminate or reduce the advantage to the Corporation, its subsidiaries, and their respective shareholders, of the Option, the Corporation may cancel the Option to the extent it has not been exercised by Employee. The determination of the Corporation to cancel the Option shall be final and shall be binding and conclusive for all purposes.

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15.  Withholding Taxes:
     -----------------

     To satisfy any federal, state or local withholding tax requirements, the Corporation shall have the right to deduct the necessary amounts from all payments, whether in cash or in Stock, made to Employee, or to require Employee to remit to the Corporation the necessary amounts prior to the issuance of stock certificates to Employee. The Committee may, in its discretion, provide that in connection with the exercise of an Option, Employee will receive cash payments in lieu of Stock valued at the Book Value Per Share of Stock in amounts necessary to reimburse Employee for Employee's income tax liability from such exercise and the payment made pursuant to this Paragraph 15.

16.  Miscellaneous:
     -------------

     (a) Option Not An Incentive Stock Option.  This Option is not, and will not
         ------------------------------------
be treated as, an Incentive Stock option under Section 422A of the Code.

     (b) Interpretation.  Employee hereby acknowledges that Employee has
         --------------
received a copy of the Plan. The Option granted herein shall in all respects be subject to and governed by the provisions of the Plan. This Agreement shall in all respects be so interpreted and construed as to be consistent with this intention. In the event of a conflict between the provisions of the Agreement and the Plan, the provisions set forth in the Plan shall prevail.

     (c) Amendments.  No supplement, modification or amendment of any term,
         ----------
provision or condition of this Agreement shall be binding or enforceable unless
                                                  -------
executed in writing by the parties hereto.

     (d) Interpretation and Definitions.  The word "Corporation" when used in
         ------------------------------
this Agreement with reference to employment shall include subsidiaries or any parent of the Corporation.

     (e) Parties in Interest.  Nothing in this Agreement, whether express or
         -------------------
implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right of subrogation against or action over against any party.

     (f) Governing Laws.  This Agreement and any other agreement entered into in
         --------------
connection herewith shall be construed under and in accordance with the laws of the State of California applicable to contracts made and wholly to be performed therein.

     (g) Titles and Headings; Interpretation.  The headings of the paragraphs of
         -----------------------------------
this Agreement contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the result of negotiations among the parties hereto and is not to be interpreted against any party hereto.

     (h) Severability.  If any term or provision of this Agreement or the
         ------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     (i) Cumulative Rights and Remedies.  The rights and remedies provided for
         ------------------------------
in this Agreement are cumulative and in addition to, and shall not restrict or limit, any other rights and remedies available at law or in equity.

     (j) Gender.  Throughout this Agreement, wherever the context requires the
         ------
singular shall include the plural and the masculine gender shall include the feminine and neuter genders.

     The parties hereto have executed this Agreement the day and year first above written, which is the time of the granting of the Option hereunder.

SPACE APPLICATIONS CORPORATION               ----------------------------------
200 East Sandpointe Avenue, Suite 200                         Employee

                                             ----------------------------------
By:-------------------------------                            Address
            (officer)
                                             ----------------------------------